EXHIBIT 99.1

JOINT FILING AGREEMENT
We, the undersigned, hereby agree that the Statement on Schedule 13G in connection with the securities of Sungy Mobile Limited to which this Agreement is an Exhibit, and any amendment thereafter signed by each of the undersigned, may be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  May 27, 2015

IDG-ACCEL CHINA GROWTH FUND L.P. By: IDG-Accel China Growth Fund Associates L.P., its General Partner By: IDG-Accel China Growth Fund GP Associates Ltd., its General Partner
By:	/s/ Quan ZHOU
Name: Quan ZHOU Title: Authorized Signatory

IDG-ACCEL CHINA GROWTH FUND-A L.P. By: IDG-Accel China Growth Fund Associates L.P., its General Partner By: IDG-Accel China Growth Fund GP Associates Ltd., its General Partner
By:	/s/ Quan ZHOU
Name: Quan ZHOU Title: Authorized Signatory

IDG-ACCEL CHINA INVESTORS L.P. By: IDG-Accel China Investor Associates Ltd., its General Partner
By:	/s/ Quan ZHOU
Name: Quan ZHOU Title: Authorized Signatory

IDG-ACCEL CHINA GROWTH FUND ASSOCIATES L.P. By: IDG-Accel China Growth Fund GP Associates Ltd., its General Partner
By:	/s/ Quan ZHOU
Name: Quan ZHOU Title: Authorized Signatory

IDG-ACCEL CHINA GROWTH FUND GP ASSOCIATES LTD.
By:	/s/ Quan ZHOU
Name: Quan ZHOU Title: Authorized Signatory

IDG-ACCEL CHINA INVESTORS ASSOCIATES LTD.
By:	/s/ Quan ZHOU
Name: Quan ZHOU Title: Authorized Signatory

IDG TECHNOLOGY VENTURE INVESTMENT III L.P. By: IDG Technology Venture Investment III LLC, its General Partner
By:	/s/ Quan ZHOU
Name: Quan ZHOU Title: Authorized Signatory

IDG TECHNOLOGY VENTURE INVESTMEN III LLC
By:	/s/ Quan ZHOU
Name: Quan ZHOU Title: Authorized Signatory

QUAN ZHOU
By:	/s/ Quan ZHOU
Name: Quan ZHOU

CHI SING HO
By:	/s/ Chi Sing Ho
Name: Chi Sing Ho